Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of July 1, 2008, by and among (i) MiddleBrook Pharmaceuticals, Inc., a Delaware corporation (the “Company”), (ii) the investor identified on Exhibit A attached hereto (the “Initial Investor”), and (iii) each Person that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 13 hereof (collectively, the “Investor Permitted Transferees” and each individually an “Investor Permitted Transferee”).
          WHEREAS, the Company has agreed to issue and sell to the Initial Investor, and the Initial Investor has agreed to purchase from the Company, an aggregate of 30,303,030 shares (the “Purchased Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and a warrant to purchase an aggregate of 12,121,212 shares of Common Stock (the “Warrant”), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, between the Company and the Initial Investor (the “Purchase Agreement”); and
          WHEREAS, the terms of the Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Initial Investor to execute and deliver this Agreement.
          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:
          “Additional Registrable Securities” shall have the meaning ascribed to such term in Section 3(b) hereof.
          “Additional Shares” means any shares of Common Stock issued to or purchased by any Investor other than (a) the Purchased Shares and the Underlying Shares and (b) any shares of Common Stock issued or issuable to any Investor with respect to the shares referenced in clause (a), including but not limited to, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.
          “Agreement” shall have the meaning ascribed to such term in the preamble of this Agreement.
          “Board” means the board of directors of the Company.
          “Claims” shall have the meaning ascribed to such term in Section 10(a) hereof.
          “Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Purchase Agreement.

          “Common Stock” shall have the meaning ascribed to such term in the recitals of this Agreement.
          “Company” shall have the meaning ascribed to such term in the preamble of this Agreement.
          “Company Indemnified Person” shall have the meaning ascribed to such term in Section 10(b) hereof.
          “Demand Notice” shall have the meaning ascribed to such term in Section 3(b) hereof.
          “Event” shall have the meaning ascribed to such term in Section 5(a) hereof.
          “Event Date” shall have the meaning ascribed to such term in Section 5(a) hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
          “Effectiveness Date” means, with respect to the Initial Registration Statement, as soon as practicable, but in no event later than the date that is ninety (90) calendar days after the earlier of (i) the date the Initial Registration Statement is actually filed and (ii) thirty (30) calendar days after the Closing and, with respect to any additional Registration Statements which may be required to be filed hereunder pursuant to Section 3(b), the date that is sixty (60) calendar days after the earlier of (i) the date such Registration Statement is actually filed and (ii) 210 calendar days after the preceding Registration Statement is declared effective by the SEC; provided, however, that in the event the Company is notified by the SEC that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.
          “Event” shall have the meaning ascribed to such term in Section 5(a) hereof.
          “Event Date” shall have the meaning ascribed to such term in Section 5(a) hereof.
          “Filing Date” means within thirty (30) calendar days after the Closing with respect to the Initial Registration Statement and as soon as reasonably practicable, but in no event greater than thirty (30) calendar days, after an Investor’s request with respect to any other Registration Statement required to be filed pursuant to Section 3(b) hereto.
          “Government Entity” means any supranational, national, state, municipal, local or foreign government or regulatory body, any instrumentality, subdivision, court, tribunal, administrative agency or commission or other governmental authority, board, legislature or department, including any state attorney general, or instrumentality.

          “Indemnified Person” shall have the meaning ascribed to such term in Section 10(b) hereof.
          “Initial Investor” shall have the meaning ascribed to such term in the preamble of this Agreement.
          “Initial Registration Statement” shall have the meaning ascribed to such term in Section 3(a) hereof.
          “Inspector” shall have the meaning ascribed to such term in Section 6(k) hereof.
          “Investor Indemnified Person” shall have the meaning ascribed to such term in Section 10(a) hereof.
          “Investor Permitted Transferee(s)” shall have the meaning ascribed to such term in the preamble of this Agreement.
          “Investors” means, collectively, the Initial Investor and the Investor Permitted Transferees; provided, however, that the term “Investors” shall not include the Initial Investor if it or any of the Investor Permitted Transferees does not own or hold any Registrable Securities.
          “Issuer Filing” shall have the meaning ascribed to such term in Section 6(s) hereof.
          “Law” means any rule, regulation, statute, ordinance or code or charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal, promulgated by any Government Entity, including any common law, state and federal law, securities law and law of any foreign jurisdictions.
          “Majority Holders” means, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Securities held by all of the Investors.
          “Mandatory Registration Termination Date” shall have the meaning ascribed to such term in Section 3(c) hereof.
          “NASD” means the National Association of Securities Dealers, Inc.
          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Entity.
          “Purchase Agreement” shall have the meaning ascribed to such term in the recitals of this Agreement.
          “Purchased Shares” shall have the meaning ascribed to such term in the recitals of this Agreement.

          “Records” shall have the meaning ascribed to such term in Section 6(k) hereof.
          “Registrable Securities” means (a) all of the Purchased Shares and the Underlying Shares, (b) any shares of Common Stock issued or issuable to any Investor with respect to the shares referenced in clause (a) above, including but not limited to, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof, and (c) any Additional Shares; provided, however, that Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) all of the Registrable Securities held by the Investors may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act (in the opinion of counsel to the Majority Holder), (iii) the Registrable Securities cease to be outstanding or (iv) the Registrable Securities have been sold pursuant to Rule 144.
          “Registration Statement” means any one or more registration statements filed with the SEC by the Company on Form S-3, or in the event the Company is not eligible to use Form S-3, on Form S-1, for the purpose of registering under the Securities Act all of the Registrable Securities for resale by, and for the account of, the Investors, including the Initial Registration Statement and any additional Registration Statements filed hereunder pursuant to Sections 3(d) or 4 or otherwise, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
          “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
          “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
          “Rule 433” means Rule 433 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
          “Rule 461” means Rule 461 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
          “SEC” means the Securities and Exchange Commission.
          “SEC Documents” shall have the meaning ascribed to such term in the Purchase Agreement.

          “Securities” means the Purchased Shares, the Warrants and the Underlying Shares.
          “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
          “Shares” means the aggregate number of shares of Common Stock issued to Purchaser on the Closing Date.
          “Suspension Period” shall have the meaning ascribed to such term in Section 12 hereof.
          “Trading Day” means (a) if the Common Stock is listed or quoted on the NASDAQ Global Market, then any day during which securities are generally eligible for trading on the NASDAQ Global Market, or (b) if the Common Stock is not then listed or quoted and traded on the NASDAQ Global Market, then any business day.
          “Underlying Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
          “Violation” shall have the meaning ascribed to such term in Section 10(a) hereof.
          “Warrant” shall have the meaning ascribed to such term in the recitals of this Agreement.
     2. EFFECTIVENESS; TERMINATION. This Agreement shall become effective and legally binding only if the Closing occurs. This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the termination of the Purchase Agreement pursuant to Section 7 thereof.
     3. MANDATORY REGISTRATION.
                    (a) Following the Closing, the Company shall, as promptly as practicable but in any event prior to the Filing Date, prepare and file with the SEC a Registration Statement (the “Initial Registration Statement”) covering the resale of the Registrable Securities issued on the Closing Date to be made on a delayed or continuous basis pursuant to Rule 415, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of or otherwise pursuant to the Warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the aggregate number of Shares and of Underlying Shares that are then issuable upon exercise of or otherwise pursuant to the Warrant issued on the Closing Date, without regard to any limitation on the Investors’ ability to exercise the Warrant. The Company acknowledges that the number of shares of Common Stock initially included in the Initial Registration Statement represents a good faith estimate of the Shares plus the maximum number of Underlying Shares issuable upon exercise of or otherwise pursuant to the Warrant issued on the Closing Date and shall be amended if not sufficient. The Initial Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Buyer and its counsel prior to its filing or other submission.
                    (b) Subject to Section 3(d), upon receiving a written demand notice from Investors (the “Demand Notice”),the Company shall be required to file a Registration Statement to register any Additional Shares that constitute Registrable Securities that are not then registered and held by the Investors giving the Demand Notice (“Additional Registrable Securities”) on or prior to the applicable Filing Date until all of the Additional Registrable Securities are registered for resale by such Investors as selling stockholders thereunder, provided that such the Company shall be obligated to file such Registration Statement only if the Demand Notice requests at least 1,000,000 (One Million) Additional Registrable Securities to be so registered Each such Registration Statement shall contain (unless otherwise directed by the Majority Holders) substantially the “Plan of Distribution” in the Investor Questionnaire the form of which is attached to the Purchase Agreement as Appendix I. Subject to the terms of this Agreement, the Company shall cause a Registration Statement filed pursuant to this Section 3 to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the applicable Effectiveness Date.
                    (c) The Company shall be required to keep a Registration Statement filed pursuant to this Section 3 current and effective pursuant to Rule 415 at all times until such date there are no Registrable Securities (the “Mandatory Registration Termination Date”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Investors shall have no further right to offer or sell Common Stock pursuant to such Registration Statement (or any prospectus relating thereto).
                    (d) The Company’s obligation under Section 3(b) to file an additional Registration Statement for the purpose of registering Additional Registrable Securities shall be limited to two (2) such additional filings in any twelve (12) month period and the Company shall not be required to file any additional Registration Statement pursuant to Section 3(b) for the purpose of registering Additional Registrable Securities within a period of one hundred and twenty (120) days immediately after the effective date of any previous Registration Statement filed pursuant to Section 3(b). No registration of Additional Registrable Securities pursuant to Section 3(b) will count for the purposes of the limitations set forth in the proviso of the foregoing sentence if (A) the Investors determine in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such registration due to marketing conditions or regulatory reasons relating to the Company, (B) the Registration Statement relating to such registration is not declared effective by the SEC and the Investors withdraw their request for such registration prior to such Registration Statement being declared effective, (C) prior to the sale of at least 90% of the Registrable Securities included in the applicable Registration Statement relating to such request, such Registration Statement is adversely affected by any stop order, injunction or other order or requirement of the SEC or other Government Entity for any reason and the Company fails to have such stop order, injunction or other or requirement removed, withdrawn or resolved to the Investors’ reasonable satisfaction within thirty (30) days of the date of such order or (D) if any offering of Additional Registrable Securities pursuant to such Registration Statement is an underwritten offering, then the conditions to closing specified in the underwriting agreement entered into in connection with the registration relating to such request, if applicable, are not satisfied (other than as a result of a material default or breach thereunder by the Investors).
                    (e) The Company shall not include any securities other than Registrable Securities on any Registration Statement filed pursuant to this Section 3 without the prior written consent of the Majority Holders.
     4. PIGGY-BACK REGISTRATIONS.
                    (a) Subject to the last sentence of this Section 4(a), if at any time prior to the Mandatory Registration Termination Date the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the Investors written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Investors shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities the Investors request to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof (which shall be chosen exclusively by the Company) shall impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Investors have requested inclusion hereunder as the underwriter shall permit; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 4 shall be construed to limit any registration required under Section 3 hereof. If an offering in connection with which the Buyer is entitled to registration under this Section 4 is an underwritten offering, then the Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters selected by the Company and, subject to the provisions of this Agreement, on the same terms and conditions, including, without limitation, the same underwriting terms and conditions, as other shares of Common Stock included in such underwritten offering by the Company for its own account. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this

Section 4 shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 3 in accordance with the terms of this Agreement.
                    (b) In the event of an underwritten offering pursuant to Section 4(a) in which any Registrable Securities are to be included, the selling Investors agree to enter into and perform the selling Investors’ obligations under the underwriting agreement entered into by the Company, with customary provisions (including customary indemnification and contribution provisions) relating to selling stockholders, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the selling Investors have notified the Company in writing of the selling Investors’ election to exclude all of the selling Investors’ Registrable Securities from such Registration Statement.
     5. LIQUIDATED DAMAGES/SUSPENSION OF A REGISTRATION STATEMENT .
                    (a) If: (i) the Initial Registration Statement or any other Registration Statement filed pursuant to Section 3 is not filed on or prior to its Filing Date or if the Company files the Initial Registration Statement or any other Registration Statement filed pursuant to Section 3 without affording the Investors the opportunity to review and comment on the same, (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement or any other Registration Statement filed pursuant to Section 3 will not be “reviewed” or not be subject to further review, (iii) prior to the Effectiveness Date of the Initial Registration Statement or any other Registration Statement filed pursuant to Section 3, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Initial Registration Statement or other Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Initial Registration Statement or other Registration Statement to be declared effective, (iv) the Initial Registration Statement or any other Registration Statement filed pursuant to Section 3 is not declared effective by the SEC by its Effectiveness Date or (v) after the Effectiveness Date of the Initial Registration Statement or any other Registration Statement filed pursuant to Section 3, such Initial Registration Statement or other Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Initial Registration Statement or other Registration Statement, as applicable, or the Investors are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days during any twelve (12) month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date which such ten (10) calendar day period is exceeded, or for purposes of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Investors may have hereunder or under applicable Law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor on a monthly basis within three (3) business days of the end of the month an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for any Registrable Securities then held by such Investor (as applicable under clause (iv)); provided, however, that no such payments shall be required in connection with any Event that is caused by, related to or in connection with, a Suspension Period. The parties agree that the maximum aggregate liquidated damages payable to a Investor under this Agreement shall be twenty percent (20%) of the aggregate amount paid by such Investor for its respective Securities pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) calendar days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is required to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.
                    (b) The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within two (2) Trading Days, after a Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related prospectus to be used in connection with the sale or other disposition of the Securities covered thereby. Failure to notify the Investors in accordance with this Section 5(b) shall be deemed an Event under Section 5(a).
                    (c) No Investor shall be entitled to a payment pursuant to this Section 5 if effectiveness of a Registration Statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Investor to promptly provide on request by the Company the information required under the Purchase Agreement or this Agreement or requested by the SEC as a condition to effectiveness of a Registration Statement; (ii) the provision of inaccurate or incomplete information by such Investor; or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the Securities Act.
     6. OBLIGATIONS OF THE COMPANY. In connection with the Company’s obligations under Sections 3 and 4 hereof, the Company shall, as expeditiously as reasonably possible:
                    (a) in the case of a Registration Statement filed pursuant to Section 3, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and any prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement current and effective at all times until the Mandatory Registration Termination Date, and, during such period, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as there are no Registrable Securities;

                    (b) (i) in the case of a Registration Statement filed pursuant to Section 3, provide the selling Investors’ counsel (no more than one law firm representing such Investors) and underwriters’ counsel, if applicable (no more than one law firm representing such underwriters), with a reasonable opportunity to review and comment on any Registration Statement and each prospectus included therein (and each amendment or supplement thereto) three (3) Business Days prior to their filing with the SEC, subject to such documents being under the Company’s control, and not request acceleration of such Registration Statement without prior notice to such counsel, and (ii) in the case of a Registration Statement filed pursuant to Section 4, provide the selling Investors’ counsel (no more than one law firm representing such Investors) and underwriters’ counsel, if applicable (no more than one law firm representing such underwriters), with a reasonable opportunity to review and comment on any Registration Statement and each prospectus included therein (and each amendment or supplement thereto), subject to such documents being under the Company’s control;
                    (c) notify the Investors and the underwriters, if any, by facsimile or e-mail as promptly as practicable after a Registration Statement is declared effective and furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 6(a) above) as the selling Investors or underwriters, if any, may reasonably request in order to facilitate the disposition of such selling Investors’ Registrable Securities;
                    (d) as promptly as practicable after becoming aware of such event, notify the Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Investors as the selling Investors may reasonably request;
                    (e) use best efforts to register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such states as shall be reasonably appropriate in the opinion of the Company, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses;
                    (f) subject to the terms and conditions of this Agreement including Sections 3 and 4 hereof, use its best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose;
                    (g) (i) comply with all requirements of the NASD with regard to the issuance of the Shares and Underlying Shares and the listing thereof on the NASDAQ Global Market and such other securities exchange or automated quotation system, as applicable, and (ii) engage a transfer agent and registrar to maintain the Company’s stock ledger for all Registrable Securities covered by a Registration Statement not later than the effective date of a Registration Statement;
                    (h) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange;
                    (i) reasonably cooperate with each selling Investor and the managing underwriter or underwriters with respect to a Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the selling Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the selling Investor may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the selling Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends;
                    (j) notify the Investors and underwriters, if any, of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities;
                    (k) make available at reasonable times for inspection by any selling Investor or underwriter, if applicable, and any attorney, accountant or other agent retained by any such selling Investor or underwriter (each, an “Inspector” and collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that (i) prior to making any information available pursuant to this Section 6(l), the Company shall be entitled to receive reasonably satisfactory confidentiality agreements from each Investor (other than the Initial Investor) and underwriter and (ii) the Company shall not be obligated under this Section 6(k) with respect to a competitor of the Company or such competitor’s Inspectors (provided that for purposes of this Agreement, the Initial Investor and its Affiliates shall not be deemed to be competitors of the Company);
                    (l) at the reasonable request of a selling Investor, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement (including but not limited to provide for an underwritten offering);
                    (m) not allow the holders of any securities of the Company to include any of their securities in a Registration Statement under Section 3 hereof or any amendment or supplement thereto without the consent of the selling Investors, except for such holders to whom the Company has previously granted such participation rights. In addition, the Company shall not offer any securities for its own account or the account of others in a Registration Statement under Section 3 hereof or any amendment or supplement thereto without the consent of the majority of the selling Investors;
                    (n) furnish, at the request of any underwriter, if applicable, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriter making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such selling Investor or underwriter may reasonably request and are customarily included in such opinions;
                    (o) in the event the selling Investors decide to conduct an underwritten offering pursuant to a Registration Statement filed pursuant to Section 3, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investors holding a majority of the number of shares of Registrable Securities being sold or the underwriters (which shall be chosen exclusively by the Company and shall be reasonably acceptable to the selling Investors) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making members of senior management of the Company reasonably available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities) and cause to be delivered to the sellers of Registrable Securities and the underwriters, if any, opinions of counsel to the Company and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form, covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements to the extent customarily covered) for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters and the selling Investors, if applicable;
                    (p) hold in confidence and not make any disclosure of information concerning any Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement;
                    (q) (i) if required by the NASD Corporate Financing Department, promptly effect a filing with the NASD pursuant to NASD Rule 2710 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing and (ii) use commercially reasonable efforts to pursue the Issuer Filing until the NASD issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement; and
                    (r) enter into and perform customary agreements and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.
     7. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the Securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Each Investor shall promptly notify the Company of any changes in the information furnished to the Company.
     8. EXPENSES OF REGISTRATION. Except as set forth in Section 6(e), all expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts) shall be borne by the Company, including without limitation (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws, (iii) all printing, messenger and delivery expenses and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company; provided, however, that the Investors shall be required to pay the expenses of counsel and any other advisors for the Investors and any underwriting fees or brokerage or other selling discounts or commissions and any other expenses incurred by the Investors for their own account.
     9. DELAY OF REGISTRATION. The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.
     10. INDEMNIFICATION.
                    (a) To the extent permitted by Law, the Company will indemnify, hold harmless and defend (i) each Investor, (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for any Investor in connection with an underwritten offering pursuant to Sections 3 and 4 hereof, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Investor Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-

regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10(a) shall not apply to (i) a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto or (ii) any amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 13.
                    (b) To the extent permitted by law, each Investor will, severally and not jointly, indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person” and, together with the Investor Indemnified Persons, the “Indemnified Persons”), against any Claims to which the Company or any Company Indemnified Person may become subject to, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to a Registration Statement or any such preliminary prospectus or final prospectus, and was furnished by such Investor expressly for use in connection with a Registration Statement, or any preliminary prospectus or final prospectus; and the appropriate Investor will reimburse any legal or other expenses reasonably incurred by the Company or any Company Indemnified Party in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10(b) shall not apply to any amounts paid in settlement of any such Claim or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
                    (c) Promptly after receipt by an Indemnified Person under this Section 10 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel satisfactory to the indemnifying party or indemnifying parties, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person for contribution or otherwise under the indemnity agreement contained in this Section 10 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action). In the event that the indemnifying party assumes any such defense, the Indemnified Person may participate in such defense with its own counsel and at its own expense, provided, however, if the defendants in any such action include both the Indemnified Person and the indemnifying party and the Indemnified Person shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the indemnifying party, the Indemnified Person or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. Upon receipt of notice from the indemnifying party to such Indemnified Person of its election to assume the defense of such action and approval by the Indemnified Person of counsel, the indemnifying party will not be liable to such Indemnified Person under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless the Indemnified Person shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, reasonably satisfactory to such indemnifying party, representing all of the Indemnified Persons who are parties to such action in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party).
                    (d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the Indemnified Person receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the Indemnified Person. No Indemnified Person shall settle any claim, suit or proceeding without the consent of the indemnifying party, which consent shall not be unreasonably withheld.
                    (e) In the event the indemnification provided for in this Section 10 is due in accordance with the terms hereof but is held by a court of competent jurisdiction to be unavailable to an Indemnified Person or is insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any Claims referred to therein, then each indemnifying party shall, to the extent permitted by applicable Law, contribute to the amount paid or payable by such Indemnified Person as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such Claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an Indemnified Person as a result of the Claims referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint. In no event shall the contribution obligation of an Investor be greater in amount than the dollar amount of the net proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 10 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
                    (f) The indemnification provided for in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or any officer, director or controlling Person of such Indemnified Person and shall survive the transfer of Registrable Securities.
     11. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Purchased Shares to the public without registration, the Company agrees to use reasonable best efforts: (a) to make and keep public information available as those terms are understood in Rule 144, (b) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (c) as long as any Investor owns any Purchased Shares, to furnish in writing upon such Investor’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Purchased Shares without registration and (d) to undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement or the use of Rule 144.
     12.  SUSPENSION. Notwithstanding anything in this Agreement to the contrary, in the event (a) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (b) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (c) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; (d) of any event or circumstance which necessitates the making of any changes in a Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (e) that the Board has made the good faith determination (i) that continued use by the Investors of a Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in a Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company setting forth one or more of the above described circumstances, and the right of the Investors to use a Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the “Suspension Period”) of not more than forty-five (45) days after delivery by the Company of the certificate referred to above in this Section 12; provided, that the Company shall be entitled to no more than two (2) Suspension Periods during any twelve (12) month period. During the Suspension Period, none of the Investors shall offer or sell any Registrable Securities pursuant to or in reliance upon a Registration Statement (or the prospectus relating thereto) and each of the Investors shall keep the fact of the above described certificate and its contents confidential. The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.
     13. TRANSFER OF REGISTRATION RIGHTS. An Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such Person, provided that such Investor complies with all Laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and, provided, further that such Person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. All of the obligations of the Company hereunder shall survive any such transfer.
     14. RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Purchased Shares and the Underlying Shares, (ii) any and all shares of voting common stock of the Company into which Purchased Shares and the Underlying Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Purchased Shares and the Underlying Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Initial Investor on terms substantially the same as this Agreement as a condition of any such transaction.
     15. ENTIRE AGREEMENT. This Agreement, the Warrant and the Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.
     16. NO INCONSISTENT AGREEMENTS. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Initial Investor herein and rights that are disclosed in the SEC Documents. The Company shall not take any action or enter into any agreement limiting its ability to fulfill its obligations under this Agreement.
     17. MISCELLANEOUS.
                    (a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.
                    (b) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that, to the extent applicable, the terms and conditions of Section 13 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Purchased Shares provided that the terms and conditions of Section 13 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Securities, all of such Investor’s rights under this Agreement shall immediately terminate.

                    (c) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and the Federal courts of the United States of America located in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
                    (d) All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter):
                                (i) if to the Company:
20425 Seneca Meadows Parkway
Germantown, Maryland 20878
Attention: Edward M. Rudnic, Ph.D.
                 President and Chief Executive Officer
Facsimile: (301) 944-6700
with a copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Frederick W. Kanner, Esq.
Facsimile: (212) 259-6333
                              (ii) and if to any Investor, to such Investor at the address set forth in Exhibit A, or at such other address as the parties each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Warrant be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                    (e) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.
                    (f) Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable Laws of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
                    (g) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.
                    (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
                    (i) Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.
                    (j) Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
                    (k) Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Purchase Agreement.
[Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

MIDDLEBROOK PHARMACEUTICALS, INC.

By: Name:	/s/ Edward M. Rudnic Edward M. Rudnic, Ph.D.
Title:	President and Chief Executive Officer

EGI-MBRK, L.L.C.

By: Name:	/s/ Philip G. Tinkler Philip G. Tinkler
Title:	Vice President

[Signature Page to Registration Rights Agreement]

EXHIBIT A
Investor Name and Address

A-1

EXHIBIT B
Instrument of Adherence

B-1